Exhibit 10.4

PAYOFF LETTER

October 17, 2007

Harold Snyder

____________

____________

Facsimile: ____________

Convivia, Inc.

536 W. Hillsdale Blvd.

San Mateo, CA 94403

Attention: Thomas E. Daley,

Chief Executive Officer

Facsimile: 650-458-8033

Mr. Snyder:

Reference is made to (i) that certain Note Purchase Agreement (the “Note Agreement”) dated as of February 2006 by and among Convivia, Inc., a Delaware corporation (“Obligor”) and Harold Snyder (“Obligee”), (ii) that certain Secured Promissory Note (the “Note”) dated as of February 16, 2006 of Obligor in favor of Obligee in the principal amount of One Hundred Sixteen Thousand One Hundred Dollars ($116,100), bearing an interest rate of five percent (5.0%) per annum, (iii) that certain Security Agreement (the “Security Agreement”) dated as of February 2006 by and among Obligor and Obligee, and (iv) that certain Intellectual Property Security Agreement (the “IP Security Agreement”) dated as of February 2006 by and among Obligor and Obligee, and the various financing agreements related thereto (collectively, each as amended from time to time, the “Financing Documents”). Obligee understands that, on the Payoff Date (as hereinafter defined), Obligor expects to repay in full all of the obligations (the “Existing Obligations”) of Obligor to Obligee under the Financing Documents. Reference is also made to that certain Asset Purchase Agreement dated as of October 17, 2007, by and between Bennu Pharmaceuticals Inc., a Delaware corporation (“Bennu”), Raptor Pharmaceuticals Corp., a Delaware corporation (“Raptor”) (for the limited purpose of the obligations set forth in Section 6.4 thereof), Thomas E. Daley and Obligor (the “Purchase Agreement”). Obligor and Obligee are executing and delivering this letter agreement (this “Agreement”) in connection with and as a condition to the consummation of the transactions contemplated by the Purchase Agreement. Obligor and Obligee are each referred to as a “Note Party” and collectively as the “Note Parties.”

1.            This Agreement confirms that, upon receipt by Raptor of the Subscription Agreement and Investor Qualification Statement substantially in the form attached hereto as Exhibit A, and upon receipt by Obligee, no later than ____________ p.m., Pacific Daylight Time, on October ___, 2007 (the “Payoff Date”), of Two Hundred Thousand (200,000) unregistered, restricted shares of Raptor common stock (the “Payout Amount”), the Financing

LEGAL_US_W # 57029972.9

Obligee – Convivia, Inc.

Obligor – Harold Snyder

October 17, 2007

Documents shall be deemed terminated and all of the Existing Obligations will be paid and satisfied in full, irrevocably discharged, forgiven, terminated and released, and all security interests and liens held by Obligee securing the Existing Obligations thereupon will terminate and be released without the necessity of any further action by Obligor or Obligee and neither Obligor nor Obligee shall have any further obligations under the Financing Documents.

2.            Each Note Party acknowledges and agrees that as of the date hereof, the other Note Party is not in default under any of the Financing Documents, that neither Note Party has the right or entitlement to pursue any remedies against the other Note Party, and that neither Note Party has assigned or otherwise encumbered any of the Financing Documents. Except for actions arising from gross negligence, willful misconduct or breach of this Agreement, each of Obligor and Obligee agree that, upon receipt by Obligee of the Payout Amount, each of Obligor and Obligee hereby fully and forever releases, withdraws, waives and discharges any and all claims, demands, damages, obligations, rights, losses, causes of action, judgments, and liabilities, of whatever kind or nature, whether known or unknown, whether foreseen or unforeseen, arising on or before the date hereof, which it ever had, now has or hereafter can, shall or may have against the other Note Party (or against Bennu or Raptor) or any of the other Note Party’s (or Bennu’s or Raptor’s) affiliates (including parent and subsidiary corporations), officers, directors, employees, stockholders, agents and representatives as well as the other Note Party’s (or Bennu’s or Raptor’s) successors and assigns, for, upon or by reason of any matter, cause or thing whatsoever, which are based upon, arise under or are related to the Financing Documents (the “Released Claims”). Each Note Party represents that it has not transferred or assigned any Released Claim. Notwithstanding anything to the contrary contained herein, the Released Claims shall not include, and neither Obligor nor Obligee shall be deemed to release the other Note Party from, any claim, demand, damage, obligation, right, loss, cause of action, judgment, or liability arising out of or under this Agreement.

3.            Obligor hereby confirms that the commitments of the Obligee to make loans or other extensions of credit under the Financing Documents are terminated effective upon receipt by Obligee of the Payout Amount.

4.            Obligee hereby confirms that the commitments of the Obligor to make any payments (whether principal, interest or otherwise) under the Financing Documents are terminated effective upon receipt by Obligee of the Payout Amount.

5.            Upon written confirmation (by facsimile, e-mail or otherwise) of receipt by Obligee of the Payout Amount, Obligor or its designee, will be deemed authorized by Obligee to record such Uniform Commercial Code termination statements, mortgage releases and other releases, terminations and satisfactions, in all applicable jurisdictions, with respect to Obligee’s prior liens on, and security interest in, such collateral, as are necessary to evidence the termination of Obligee’s interests with respect to the Existing Obligations, including, without limitation, the filing of UCC-3 Termination Statements thereon. In addition, Obligee will deliver on or prior to the Payoff Date any release documents (in recordable form if applicable) as Obligor may request in connection with the Obligee’s above-described termination and release of the security interests granted and liens securing the Existing Obligations. The Note Parties will

LEGAL_US_W # 57029972.9

Obligee – Convivia, Inc.

Obligor – Harold Snyder

October 17, 2007

sign all other documents and take all other actions reasonably necessary to further effect and evidence the transactions described in this Agreement.

6.            Obligee shall, as promptly as practicable after receipt of the Payout Amount (and in any event no later than two business days after the Payoff Date), (a) return to Obligor the originals of any and all promissory notes issued by Obligor in connection with the Financing Documents, duly marked “paid in full” or “cancelled”, and (b) deliver to Obligor any and all stock certificates and stock powers, pledged promissory notes, and other negotiable collateral which are in Obligee’s possession as collateral for the Existing Obligations. Obligee shall execute and deliver to Obligor such additional documents and shall provide such additional information as Obligor may reasonably request to carry out the terms of this Agreement.

7.            Obligor acknowledges that the amounts composing the Payout Amount are enforceable obligations of Obligor owed to Obligee pursuant to the terms of the Financing Documents and confirms its agreement to the terms hereof by returning to Obligee a signed counterpart of this Agreement.

8.            The Note Parties hereby waive any requirements stated in the Financing Documents relating to termination that are inconsistent with the terms of this Agreement.

9.            Except as otherwise provided herein, no party hereto shall disclose to any third party, whether through press release, statements in marketing collateral or on web site, presentation, or other written or oral communication, Obligee’s role as an investor in Obligor or shareholder in Raptor or, indirectly, in Bennu, or information relating to this Agreement, or to performance hereunder (“Non-public Information”). Each party hereto shall cause each of their respective representatives and affiliates not to make any such statement or issue any such statement or public announcement regarding such Non-public Information, without the prior approval of the other parties hereto, except to the extent that such statement or announcement is reasonably concluded by a party to be required by applicable law or regulatory requirement, in which case the party required to make the statement or announcement regarding such Non-public Information shall allow the other parties not less than 24 hours (subject to the requirements of law or regulation) to review such release or announcement in advance of such issuance. Notwithstanding anything herein to the contrary, the parties hereto acknowledge that (i) Raptor may file a copy of this Agreement, and the other agreements and instruments contemplated hereby, with the Securities and Exchange Commission and describe these transactions and the Non-public Information in its public filings and (ii) each of Raptor and Bennu may disclose, to the extent deemed necessary, in the sole discretion of Raptor or Bennu, respectively, the Non-public Information to any third party that requires the disclosure of such information in connection with any future debt or equity financing of Raptor or Bennu. For the avoidance of doubt, neither Raptor nor Bennu, shall be obligated to give Obligee advanced notice or time to review any disclosure pursuant to the preceding sentence.

10.          This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument and any of the parties hereto may execute this Agreement by signing any such counterpart. Delivery of an executed

LEGAL_US_W # 57029972.9

Obligee – Convivia, Inc.

Obligor – Harold Snyder

October 17, 2007

counterpart of this Agreement by telefacsimile shall be equally as effective as delivery of an original executed counterpart. Any party hereto delivering an executed counterpart of this Agreement by telefacsimile also shall deliver an original executed counterpart, but the failure to deliver an original executed counterpart shall not affect the validity, enforceability, and binding effect of this Agreement.

11.          This Agreement shall be governed by, and construed and enforced in accordance with, the laws of the State of California (without regard to its conflict of laws provisions). Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement shall be prohibited by or invalid under applicable law, such provision shall be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement. This is the entire agreement between Obligor and Obligee with respect to the subject matter hereof. No party hereto may assign its rights, duties or obligations under this Agreement without the prior written consent of the other parties hereto.

[Signature page to follow]

LEGAL_US_W # 57029972.9

Very truly yours,

Harold Snyder

By:	/s/ Harold Snyder
	Name:	Harold Snyder

Acknowledged and Agreed by the undersigned:

Convivia, Inc., a Delaware corporation

By:	/s/ Thomas E. Daley
	Name:	Thomas E. Daley
	Title:	Chief Executive Officer

Acknowledged and Agreed by the undersigned:

Bennu Pharmaceuticals Inc., a Delaware corporation

By:	/s/ Kim R. Tsuchimoto
	Name:	Kim R. Tsuchimoto
	Title:	Chief Financial Officer

[Signature Page to Payoff Letter]

Exhibit A

Subscription Agreement and Investor Qualification Statement

LEGAL_US_W # 57029972.9